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                                    October 17, 1996



Freedom Chemical Company
c/o The Freedom Group
Mellon Center
1735 Market Street
Philadelphia, PA  19103

                  Re:   Subscription Agreement

Dear Sir or Madam:

            Subject to the conditions set forth herein, Joseph Littlejohn & Levy Fund, L.P. ("Stockholder"), hereby subscribes for 56,635 shares of Series A common stock, par value $.01 per share (the "Common Stock"), of Freedom Chemical Company (the "Company"), at a price of $125 per share, for an aggregate purchase price of $7,079,375.

            Stockholder understands that:

            (a) the Common Stock is not registered under the Securities Act of 1933 and the rules and regulations thereunder (collectively hereinafter called the "Act"), or under any applicable state securities law and must be held by Stockholder indefinitely unless they are subsequently so registered or unless an exemption from such registration is available;

            (b) the Company is under no obligation whatsoever and has no intention to register the Common Stock under the Act or to comply with any exemption under the Act;

            (c) each certificate representing shares of Common Stock will bear the following legend drawing attention to the restrictions on its transferability:

            "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or under any applicable state securities law and may not be transferred except

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Freedom Chemical Company
c/o The Freedom Group
October 17, 1996
Page 2


            upon delivery to the Corporation of an opinion of counsel satisfactory in form and substance to it that such transfer will not violate the Securities Act of 1933, as amended, or any applicable state securities law."


            Stockholder hereby represents and warrants to you that:

            (a) The Company has given Stockholder opportunity to ask questions concerning the business activities of the Company and Stockholder has received to its satisfaction such information as Stockholder has requested concerning the anticipated business and financial condition of the Company and Stockholder's proposed investment.

            (b) Stockholder is aware of the very high degree of risk involved in making an investment in the Company and recognizes that there is no sure return on this investment, and Stockholder has such knowledge and experience that it is capable of evaluating the risks, as well as the merits, of an investment in the Company and can bear the economic risk of whatever investment it makes.

            (c) The Common Stock is being acquired for investment for Stockholder's own account and not with a view to resale or distribution within the meaning of the Act. Stockholder will not distribute any of the Common Stock in violation of the Act, without prejudice, however, to its right to sell, pledge, hypothecate, transfer or otherwise dispose of any Shares of Common Stock pursuant to (i) a Registration Statement that has become effective under the Act, (ii) a no-action letter from the Securities and Exchange Commission, or
(iii) an opinion of counsel satisfactory to the Company and its counsel that registration under the Act is not required in connection with such sale, pledge, hypothecation, transfer or other disposition.

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Freedom Chemical Company
c/o The Freedom Group
October 17, 1996
Page 3


            (d) This Subscription Agreement has been authorized by all necessary action of Stockholder and duly and validly executed by and on behalf of Stockholder and, upon delivery to you, constitutes a valid and binding obligation of Stockholder with regard to the purchase and ownership of the Common Stock.

            Stockholder agrees that the Common Stock being acquired hereby will be subject to the terms and conditions of the following stockholders' agreements: (i) the Stockholders' Agreement, dated as of May 4, 1992, by and among the Company, the Stockholder, Joseph Littlejohn & Levy Fund II, L.P. ("JLL Fund II"), Harold A. Sorgenti and Frederick P. Rullo, as amended by Amendment No. 1 thereto, dated as of September 9, 1993 and Amendment No. 2 thereto dated as of June 30, 1994, (ii) the Stockholders' Agreement, dated as of June 30, 1993, by and among the Company, the Stockholder, JLL Fund II, Donald W. McPhail and Stamford-Atlanta Capital Corporation, as amended by Amendment No. 1 thereto dated as of June 30, 1994, (iii) the Stockholders' Agreement, dated as of June 30, 1994, by and among the Company, the Stockholder, JLL Fund II and the individual stockholders party thereto and (iv) the Stockholders' Agreement, dated as of June 30, 1994, by and among the Company, the Stockholder and Richard
A. Gilleland.


            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law principles.

            This Subscription Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this subscription agreement on behalf of Stockholder as of the date first above written.



                    JOSEPH LITTLEJOHN & LEVY FUND, L.P.

                    By:       JLL Associates, L.P.
                               General Partner


                    By:       /s/ Peter Joseph
                              -----------------------------
                              Name: Peter Joseph
                              Title: General Partner

ACCEPTED:

THE FREEDOM CHEMICAL COMPANY



By:   /s/ Brian F. McNamara
      ------------------------------
      Name: Brian F. McNamara
      Title: Secretary